UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 13, 2010

 SXC HEALTH SOLUTIONS CORP.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-52073

Yukon Territory, Canada	75-2578509
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2441 Warrenville Road, Suite 610
Lisle, Illinois 60532-3246
(Address of principal executive offices, including zip code)

(800) 282-3232
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 1, 2010 (the "Separation Date"), SXC Health Solutions, Inc. (the "Company") terminated the employment of Mike Bennof, Executive Vice President of Health Care Information Technology. In connection with the termination of Mr. Bennof's employment, on December 13, 2010, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Mr Bennof. The Separation Agreement provides that in connection with his termination of employment, Mr. Bennof will receive the benefits set forth in Section 5.2 of his employment agreement. In lieu of a pro-rated incentive compensation bonus as provided in Section 5.2 of his employment agreement, he will receive approximately $200,000 representing a bonus equal to 110% of his target 2010 incentive compensation bonus. In addition, Mr. Bennof will receive approximately $290,000 in accordance with Section 5.2 of his employment agreement which provides for the payment of one year of salary, payable in accordance with the Company's regular payroll schedule, and all accrued but unpaid compensation.

The terms of the SXC Health Solutions Corp. Stock Option Agreements and SXC Health Solutions Corp. Performance-Based Restricted Stock Unit Award Agreements (the "Stock Compensation Agreements") entered into by Mr. Bennof that have not been terminated as of the Separation Date are incorporated by reference into the Separation Agreement. Subject to the conditions set forth in the Stock Compensation Agreements and the Separation Agreement, 82,810 options and 24,326 restricted stock units ("RSUs") held by Mr. Bennof as of November 1, 2010, will be canceled. Additionally, as a result of the termination, and subject to the terms of the Stock Compensation Agreements and the Separation Agreement, vesting will accelerate for 4,534 RSUs held by Mr. Bennof as of November 1, 2010. Mr. Bennof will have 90 days after November 1, 2010 to exercise any options that were vested as of such date.

The foregoing description of the Separation Agreement is qualified in its entirety by the terms and conditions of the Separation Agreement, which is filed as Exhibit 10.1 to this report and incorporated herin by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description
10.1	Separation Agreement and General Release dated December 13, 2010 and effective as of November 1, 2010 between SXC Health Solutions Inc., and Mike Bennof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SXC HEALTH SOLUTIONS CORP.

Dated: December 17, 2010	By:	/s/ Jeffrey Park
Name: Jeffrey Park
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement and General Release dated December 13, 2010 and effective as of November 1, 2010 between SXC Health Solutions Inc., and Mike Bennof.